OPTION AGREEMENT
----------------

To:                                                                 Exhibit 4.10


Re: Notice of Issue/Grant of Options under the Company's 1998 Stock Option and Incentive Plan (in accordance with the provisions of Section 3 (tet-9)
                     -------------------------------------------------------
      of the Israeli Income Tax Ordinance)
      ------------------------------------

     Memco Software Ltd. (the "Company") is happy to advise you of the adoption of the Company's 1998 Stock Option and Incentive Plan IV ("Plan") pursuant to which you are hereby granted Stock Options to purchase Ordinary Shares of the Company, NIS 0.01 par value per share (the "Shares"). Each Stock Option may be exercised to purchase one Share. The plan shall be effective as of September 7, 1998

     Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan.

     The decision to grant you the Stock Options has been made as an integral part of the Company's policy to employ and retain persons who are valuable to the Company, to encourage the sense of proprietorship as well as to create an active interest in the development and financial success of the Company.


Should you require any further assistance please do not hesitate to contact Penina Uri.

 The Grant Date
 --------------

     The Committee responsible for administering the Plan granted Optionee on October 15, 1998 (the "Grant Date") certain options to purchase ordinary shares of the Company pursuant to the terms and conditions hereunder;

    The Number of  Stock Options
    ----------------------------

    You are hereby granted _____ Stock Options to purchase up to _____ Shares.

    The Exercise Price
    ------------------

    8.37 U.S. dollars per Share to be paid in NIS according to the representative rate of the US dollar on the date of payment.

    Term and Exercise of The  Option
    --------------------------------

     Subject to the provisions below, the Options shall be exercisable with respect to Shares in whole at any time or in part from time to time for a period of ten years from the date of grant. Subject to the provisions below, the Options shall become exercisable with respect to Shares ("Vested Shares"), as follows:

Number of  Options        Date of Vesting
-----------------------   ----------------
      ----                October 15, 1999
      ----                October 15, 2000
      ----                October 15, 2001
      ----                October 15, 2002


     provided that you shall have remained in the employ of the Company or one or more of its subsidiaries for a period beginning with the date of grant and ending on the Vesting Date with respect to such Shares (subject to exceptions as provided in the Plan).

 .    Employee shall be entitled to receive Options only upon employee's completion of employment up to the Date of Vesting. In the event that employee's employment terminates prior to the Date of Vesting, employee shall not receive a pro-rata number of Options for such employment.

 .    You may exercise all or part of your Options by submitting a written notice to the Company, which will become effective upon its acceptance by the Secretary of the Company at its principal office.

 .    The exercise notice must state the number of Shares to be purchased and include a check drawn in favor of the Company in an amount equal to the number of shares purchased multiplied by the exercise price per Share.

 .    The Stock Options may not be exercised after the termination of employment
     (subject to exceptions as provided in the Plan), but in no event may the Options be exercised as to any Shares more than one month after termination of employment (six month in the case of termination of employment by reason of death or disability) or after the expiration of 10 years from the date of this Option Agreement. For purpose of this agreement, (a) a transfer of your employment from the Company to a subsidiary or vice versa, or from one subsidiary to another, without an intervening period, shall not be deemed a termination of employment, and (b) if you are granted in writing a leave of absence, you shall be deemed to have remained in the employ of the Company or a subsidiary during such leave of absence.

     Tax Consequences
     ----------------

 .    The Stock Options are granted in accordance with the provisions of Section
     3 (tet-9) ["Section 3 (tet-9)"] of the Israeli Income Tax Ordinance.

 .    According to Section 3 (tet-9) you shall have to pay the full tax
     (including any social security tax) in any Stock Option at the date you exercise such Stock Option.

 .    You will be liable for any tax consequences (including any social security tax) arising from the grant of the Stock Options or exercise thereof, or from the transfer, sale etc. of such Stock Options or Shares granted upon their exercise, as detailed in the Plan.

     I hereby undertake not to apply for a tax exemption pursuant to Sections 95 or 97 (a) to the Income Tax Ordinance or Part G of the Industry Encouragement Law (Taxes), regarding the Option or the shares deriving therefrom before the end of the holding-in-trust period as specified in the Notice.

     The above description does not purport to be a complete or comprehensive analysis of the tax implications or consequences of the Stock Options grant hereunder and you are advised to seek independent advice thereon.

     On Trust
     --------

          The Stock Options hereby granted to you shall be issued to a trustee nominated by the Board of Directors of the Company and such Stock Options or the Shares issued upon their exercise shall be held for your benefit from the date of the grant.

     Continuance of Employment
     -------------------------

          The Plan and this option agreement shall neither confer upon you the right nor impose any obligation on the Company or a subsidiary thereof, to continue your employment or restrict the right of the Company or a subsidiary thereof to terminate such employment at any time.

     Non-Transferability
     -------------------

          The rights granted hereunder may not be transferred or assigned to any other person, including any other employee of the Company.

Purchase Of Investment
----------------------

     The employee hereby expressly agrees with the Company as follows:

          The employee may be required by the Company, at the Company's discretion, to give a representation in writing upon exercising the Incentive Stock Options, that he or she is acquiring the Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

          The employee shall not dispose of any Incentive Stock Options or Shares in transactions which, in the opinion of counsel to the Company, violate the U.S. Securities Act of 1933, as amended (the "1933 Act"), or the rules and regulations thereunder, or any applicable state securities or "blue sky" laws, including the securities laws of the State of Israel.

          If any Incentive Stock Options shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any Incentive Stock Options or Shares shall be made by the employee (or any other person) under such circumstances that he or she (or such other person) may be deemed an underwriter, as defined in the 1933 Act.

          The employee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Incentive Stock Options or Shares such legends referring to the foregoing restrictions, and any other applicable restrictions, as it may deem appropriate.

 Confidentiality
 ---------------

     The employee undertakes to keep in strict confidence and not to disclose
     ------------------------------------------------------------------------
    any of the terms and conditions of this option agreement to any other
    ---------------------------------------------------------------------
    employee of the Company or of any subsidiary of the Company or to any other
    ---------------------------------------------------------------------------
    third party whatsoever, except for disclosures required by law and then only
    ----------------------------------------------------------------------------
    to the extent so required.
    --------------------------

     The employee acknowledges and agrees that the confidentiality undertaking
     -------------------------------------------------------------------------
    is a principal obligation of this option agreement.
    ---------------------------------------------------


    Very truly yours,

    Israel Mazin
    C.E.O.



I the undersigned _____________ hereby declare that I have read this option agreement and the Plan and agree to be bound by their provisions.

                                    ______________________

                                   Date: _________________